Exhibit 99.1

ARES CAPITAL CORPORATION DECLARES
FOURTH QUARTER DIVIDEND OF $0.35 PER SHARE
AND ANNOUNCES SEPTEMBER 30, 2009 FINANCIAL RESULTS

FOURTH QUARTER DIVIDEND DECLARED

New York, NY — November 5, 2009 — Ares Capital Corporation (NASDAQ:  ARCC) announced that its Board of Directors has declared a fourth quarter dividend of $0.35 per share, payable on December 31, 2009 to stockholders of record as of December 15, 2009.

SEPTEMBER 30, 2009 FINANCIAL RESULTS

Ares Capital also announced financial results for its third quarter ended September 30, 2009.

HIGHLIGHTS

Financial

(dollar amounts in millions, except per share data)

	Q3-09		Q3-08
	Total Amount	Per Share	Total Amount	Per Share
Core EPS (excluding professional fees related to the acquisition of Allied Capital Corporation (“Allied Capital”) and dilution from the August 2009 follow-on equity offering) — Basic and Diluted(1)	$34.9	$0.36	$32.8	$0.34
GAAP net income — Basic and Diluted	$63.3	$0.62	$(41.4)	$(0.43)
Net investment income — Basic and Diluted	$32.9	$0.32	$32.8	$0.34
Net realized gains (losses)	$(1.7)	$(0.01)	$4.6	$0.05
Net unrealized gains (losses)	$32.0	$0.31	$(78.8)	$(0.81)

•      Total fair value of investments:

•      September 30, 2009: $2.0 billion

•      September 30, 2008: $2.1 billion

•      Net assets per share:

•      September 30, 2009: $11.16

•      September 30, 2008: $12.83

•      Stockholders’ equity:

•      September 30, 2009: $1.2 billion

•      September 30, 2008: $1.2 billion

•      Dividends declared per share:

•      Third quarter 2009: $0.35

•      Third quarter 2008: $0.42

(1)   Basic and diluted Core EPS (excluding professional fees related to the acquisition of Allied Capital and dilution from the August 2009 follow-on equity offering) is a non-GAAP financial measure. Core EPS (excluding professional fees related to the acquisition of Allied Capital and dilution from the August 2009 follow-on equity offering) is the net per share increase (decrease) in stockholders’ equity resulting from operations less professional fees related to the acquisition of Allied Capital and dilution from the August 2009 follow-on equity offering, realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains. The most directly comparable GAAP financial measure is the net per share increase (decrease) in stockholders’ equity resulting from operations, which is reflected above under the heading “GAAP net income.”  Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.  Reconciliation of basic and diluted Core EPS to the most directly comparable GAAP financial measure is set forth in Schedule 1 hereto.

Portfolio Activity

(dollar amounts in millions, except average total assets for the period)

	Q3-09	Q3-08
Gross commitments made during period	$54.5	$183.2
Exits of commitments during period	$85.4	$179.6
Average total assets for the period (in billions)	$2.1	$2.2

•      Number of portfolio company investments:

•      September 30, 2009: 94

•      September 30, 2008: 90

•      Weighted average yield of debt and income producing securities at fair value(2):

•      September 30, 2009: 12.53%

•      September 30, 2008: 12.26%

•      Weighted average yield of debt and income producing securities at amortized cost(3):

•      September 30, 2009: 11.70%

•      September 30, 2008: 11.83%

OPERATING RESULTS

For the quarter ended September 30, 2009, Ares Capital reported GAAP net income of $63.3 million or $0.62 per share (basic and diluted). Net investment income for the third quarter was $32.9 million or $0.32 per share (basic and diluted). Net realized and unrealized gains were $30.4 million or $0.30 per share (basic and diluted). Net income can vary substantially from period to period due to various factors, including the recognition of realized gains and losses and unrealized appreciation and depreciation.  As a result, quarterly comparisons of net income may not be meaningful.

As of September 30, 2009, total assets were $2.1 billion, stockholders’ equity was $1.2 billion and net asset value per share was $11.16.

In the third quarter of 2009, Ares Capital made $54.5 million in new commitments across seven existing portfolio companies. In these new transactions, six separate private equity sponsors were represented.  In total, as of September 30, 2009, 62 separate private equity sponsors were represented in the Ares Capital portfolio.  Also, during the quarter, we made one investment in a non-sponsored transaction. Of the $54.5 million in new commitments made during the quarter, approximately 63% were made in first lien senior secured debt, 7% in second lien senior secured debt and 30% in equity/other securities. Of these investments, 36% were floating rate.  During the third quarter, significant new commitments included:

•      $12.3 million in equity of a waste management services provider;

•      $12.0 million in first lien senior debt of a scrapbooking branded products manufacturer;

•      $11.2 million in first and second lien senior debt of a baked goods manufacturer; and

•      $11.0 million in first lien revolving debt of a separate baked goods manufacturer.

The fair value of Ares Capital’s investments at September 30, 2009 was $2.0 billion.  These portfolio investments (excluding cash and cash equivalents) were comprised of approximately 54% in senior secured debt securities (32% in first lien and 22% in second lien assets), 31% in senior subordinated debt securities and 15% in equity/other securities.  As of September 30, 2009, the weighted average yield of debt and income producing securities at fair value was 12.5%(2) (11.7% at cost(3)) and 30% of the Company’s investments were in floating rate debt securities.

President Michael Arougheti commented, “We are pleased to have delivered near record quarterly GAAP earnings per share of $0.62, the highest quarterly level we have reported in over four years. Our performance was driven by a continued strong net interest spread, lower non-deal related expenses and improved credit and investment performance. Excluding the transaction expenses associated with our recently announced Allied Capital acquisition and dilution from our August 2009 equity offering, our third quarter core earnings per share of $0.36 fully covered our third quarter dividend. Of particular note, we experienced no new non-accruing loans and our weighted average portfolio rating improved, reflecting stronger portfolio company performance.”

“From a capital perspective, our equity offering in August reduced our net debt to equity ratio to just 0.58x and increased our debt capacity to over $450 million as of September 30, 2009. In addition, we recently received another investment grade rating of BBB stable from Fitch, which we believe further strengthens our potential access to the debt capital markets at attractive levels for long term capital. Overall, we believe we are well positioned to take advantage of the compelling investment opportunities in the marketplace,” added Michael Arougheti.

(2) Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt included in such securities, divided by (b) total debt and income producing securities at fair value included in such securities.

(3) Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt included in such securities, divided by (b) total debt and income producing securities at amortized cost included in such securities.

PORTFOLIO QUALITY

Ares Capital Management LLC, our investment adviser, employs an investment rating system (Grades 1 to 4) to categorize our investments. Grade 4 is for those investments that involve the least amount of risk in the portfolio (i.e. the portfolio company is performing above expectations and the trends and risk factors are generally favorable, including a potential exit). Grade 3 is for those investments that involve a level of risk that is similar to the risk at the time of origination (i.e. the portfolio company is performing as expected and the risk factors are neutral to favorable). All new investments are initially graded 3. Grade 2 is for those investments where a portfolio company is performing below expectations and indicates that the risk has increased materially since origination. Grade 1 is for those investments that are not anticipated to be repaid in full. Our investment adviser employs half-point increments to reflect underlying trends in portfolio company operating or financial performance, as well as general outlook. As of September 30, 2009, the weighted average investment grade of the investments in Ares Capital’s portfolio was 3.0 with 1.7% of total investments at fair value (or 5.3% at amortized cost) on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2009, Ares Capital had $61.5 million in cash and cash equivalents and $767.9 million in total debt outstanding.  Subject to leverage restrictions, Ares Capital had approximately $453.9 million available for additional borrowings under its existing credit facilities as of September 30, 2009.

During the three months ended September 30, 2009, Ares Capital completed an add-on equity offering of 12,439,908 shares of common stock (including 1,439,908 shares purchased pursuant to the underwriters’ over-allotment option) at a price of $9.25 per share, less an underwriting discount totaling approximately $0.42 per share, raising approximately $109.1 million in net proceeds after deducting underwriting discount and commissions and estimated offering expenses.

DIVIDEND

For the three months ended September 30, 2009, Ares Capital declared a dividend on August 6, 2009 of $0.35 per share for a total of $38.4 million.  The record date was September 15, 2009 and the dividend was distributed on September 30, 2009.

RECENT DEVELOPMENTS

On October 26, 2009, we entered into a definitive agreement to acquire Allied Capital in an all stock transaction (the “Allied Acquisition”) valued at $648 million, or approximately $3.47 per Allied Capital share as of October 23, 2009. The boards of directors of both companies have each unanimously approved the Allied Acquisition.  We believe that the Allied Acquisition presents an opportunity for value creation for both Ares Capital and Allied Capital stockholders and creates a middle-market capital provider with leading market coverage, access to capital, scale and diversification.

Under the terms of the transaction, each Allied Capital stockholder will receive 0.325 shares of our common stock for each share of Allied Capital common stock then owned by such stockholder.  In connection with the Allied Acquisition, approximately 58.3 million shares of Ares Capital common stock (not including the effect of outstanding in-the money options) will be issued to Allied Capital’s existing stockholders, thereby resulting in existing Ares Capital stockholders owning approximately 65% of the combined company and existing Allied Capital stockholders owning approximately 35% of the combined company. Consummation of the Allied Acquisition is subject to Allied Capital stockholder approval, Ares Capital stockholder approval, customary regulatory approvals, certain Ares Capital and Allied Capital lender consents and other closing conditions. As of November 4, 2009, two stockholder derivative suits had been filed by Allied Capital stockholders against Allied Capital, members of Allied Capital’s board of directors and us. For more information, please see Part II, Item 1 (Legal Proceedings) of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. The transaction is expected to close by the end of the first quarter of 2010.  However, there can be no assurance that the Allied Acquisition will be consummated within this time frame, or at all.

In a separate transaction, on October 30, 2009, we completed our acquisition of Allied Capital’s interests in the Senior Secured Loan Fund LLC (the “SL Fund,” formerly known as the Unitranche Fund) for $165 million in cash.  The SL Fund was formed in December

2007 to invest in “unitranche” loans of middle-market companies and has approximately $3.6 billion of committed capital (approximately $350 million of which would be funded by us), approximately $900 million in aggregate principal amount of which is currently funded.

As of November 4, 2009, we made $214.0 million of investments since September 30, 2009.  Of these investments, 77% was for the investment in the SL Fund and the remaining 23% was in first lien senior secured debt.  The SL fund has a stated rate of Libor plus 8.0% as well as rights to the excess cash flow of the SL Fund, subject to certain criteria.  Of the first lien senior secured debt investments, all bear interest at floating rates with a weighted average yield at amortized cost of 13.2%.  As of November 4, 2009, we exited $5.2 million of investments since September 30, 2009.  Of these investments, 36% was in first lien senior secured debt and 64% was in senior subordinated debt.  The weighted average yield at amortized cost of these investments is 14.6%, and 64% bear interest at fixed rates.

In addition, as of November 4, 2009, we had an investment backlog and pipeline of $33 million and $105 million, respectively.  We expect to syndicate a portion of these investments and commitments to third parties. The consummation of any of the investments in this backlog and pipeline depends upon, among other things: satisfactory completion of our due diligence investigation of the prospective portfolio company, our acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. We cannot assure you that we will make any of these investments or that we will syndicate any portion of such investments and commitments.

WEBCAST / CONFERENCE CALL

Ares Capital will host a webcast/conference call on November 5, 2009, at 11:00 a.m. (ET) to discuss its third quarter 2009 financial results. Following Ares Capital’s third quarter 2009 earnings call, Allied Capital will hold their third quarter 2009 earnings call. The two companies will then jointly discuss Ares Capital’s pending acquisition of Allied Capital.

PLEASE VISIT OUR WEBCAST LINK LOCATED ON THE HOME PAGE OF THE INVESTOR RESOURCES SECTION OF OUR WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS THE EARNINGS CONFERENCE CALL.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.arescapitalcorp.com. Please visit the website to test your connection before webcast. Domestic callers can access the conference call by dialing (866) 450-8367. International callers can access the conference call by dialing +1 (412) 317-5427.  All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.  All callers will need to reference “Ares Capital Corporation” and Elite Entry #7230583 to join the conference. For interested parties an archived replay of the call will be available beginning next week through November 23, 2009 to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088.  For all replays, please reference conference passcode #434633.  An archived replay will also be available beginning next week on a webcast link located on the Home page of the Investor Resources section of our website.

ABOUT ARES CAPITAL CORPORATION

Ares Capital is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940.  Ares Capital is a specialty finance company that provides integrated debt and equity financing solutions to U.S. middle market companies.  Ares Capital invests primarily in first and second lien loans and mezzanine debt, which in some cases includes an equity component.  To a lesser extent, Ares Capital also makes equity investments.  Ares Capital is externally managed by Ares Capital Management LLC, an affiliate of Ares Management LLC, a global alternative asset manager and a Securities and Exchange Commission registered investment adviser.  As of September 30, 2009, Ares Management had approximately $30 billion of committed capital under management.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Capital Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescapitalcorp.com.

CONTACT

Carl Drake
Ares Capital Corporation
310-201-4200

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

(dollar amounts in thousands, except per share data)

	As of
	September 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Investments at fair value (amortized cost of $2,245,137 and $2,267,593, respectively)	$1,967,724	$1,972,977
Cash and cash equivalents	61,469	89,383
Receivable for open trades	—	3
Interest receivable	21,159	17,547
Other assets	14,729	11,423
Total assets	$2,065,081	$2,091,333
LIABILITIES
Debt	$767,871	$908,786
Management and incentive fees payable	56,527	32,989
Payable for open trades	489	—
Accounts payable and accrued expenses	14,750	10,006
Interest and facility fees payable	2,717	3,869
Dividend payable	136	40,804
Total liabilities	842,490	996,454
STOCKHOLDERS’ EQUITY
Common stock, par value $.001 per share, 200,000,000 common shares authorized, 109,592,728 and 97,152,820 common shares issued and outstanding, respectively	110	97
Capital in excess of par value	1,505,031	1,395,958
Accumulated undistributed net investment loss	(2,436)	(7,637)
Accumulated undistributed net realized loss on investments, foreign currencies and extinguishment of debt	(2,397)	(124)
Net unrealized loss on investments and foreign currency transactions	(277,717)	(293,415)
Total stockholders’ equity	1,222,591	1,094,879
Total liabilities and stockholders’ equity	$2,065,081	$2,091,333
NET ASSETS PER SHARE	$11.16	$11.27

ARES CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(dollar amounts in thousands, except per share data)

	For the three months ended		For the nine months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME:
Interest from investments	$56,899	$56,295	$163,233	$151,906
Capital structuring service fees	—	3,310	1,847	18,551
Interest from cash & cash equivalents	35	325	245	1,314
Dividend income	2,184	764	3,364	1,901
Management fees	92	625	2,695	1,632
Other income	1,671	748	4,624	2,434
Total investment income	60,881	62,067	176,008	177,738
EXPENSES:
Interest and credit facility fees	5,721	9,535	18,603	26,613
Base management fees	7,508	7,963	22,502	22,729
Incentive management fees	8,227	8,205	23,764	23,713
Professional fees	2,044	1,499	5,749	4,370
Professional fees related to the acquisition of Allied Capital Corporation	1,989	—	1,989	—
Insurance	313	301	988	927
Administrative	809	802	2,905	1,702
Depreciation	167	134	505	338
Directors fees	134	57	370	197
Other	609	869	3,016	2,597
Total expenses	27,521	29,365	80,391	83,186
NET INVESTMENT INCOME BEFORE INCOME TAXES	33,360	32,702	95,617	94,552
Income tax expense (benefit), including excise tax	454	(118)	563	(302)
NET INVESTMENT INCOME	32,906	32,820	95,054	94,854
REALIZED AND UNREALIZED NET GAINS (LOSSES) ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS:
Net realized gains (losses):
Investments	(1,656)	4,618	(4,300)	4,836
Foreign currency transactions	—	(38)	68	(40)
Net realized gains (losses)	(1,656)	4,580	(4,232)	4,796
Net unrealized gains (losses):
Investments	32,063	(78,793)	15,753	(128,612)
Foreign currency transactions	(37)	—	(55)	7
Net unrealized gains (losses)	32,026	(78,793)	15,698	(128,605)
Net realized and unrealized gains (losses) from investments and foreign currency transactions	30,370	(74,213)	11,466	(123,809)
REALIZED GAIN ON EXTINGUISHMENT OF DEBT	—	—	26,543	—
NET INCREASE (DECREASE) IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$63,276	$(41,393)	$133,063	$(28,955)
BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.62	$(0.43)	$1.34	$(0.33)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING — BASIC AND DILUTED	102,831,909	97,152,820	99,066,652	87,152,501

SCHEDULE 1

Reconciliations of basic and diluted Core EPS to basic and diluted GAAP EPS

Reconciliations of basic and diluted Core EPS (excluding professional fees related to the acquisition of Allied Capital and dilution from the August 2009 follow-on equity offering) to basic and diluted GAAP EPS, the most directly comparable GAAP financial measure, for the three months ended September 30, 2009 and 2008 are provided below.

	For the three months ended
	September 30, 2009	September 30, 2008
	(unaudited)	(unaudited)
Basic and diluted Core EPS (excluding professional fees related to the acquisition of Allied Capital Corporation and dilution from the August 2009 follow-up equity offering)(1)	$0.36	$0.34
Dilution from the August 2009 equity add-on offering	(0.02)	—
Professional fees related to the acquisition of Allied Capital Corporation	(0.02)	—
Net realized and unrealized gains (losses)	0.30	(0.77)
Incentive fees attributed to realized gains	—	—
Income tax expense related to realized gains	—	—
Basic and diluted GAAP EPS	$0.62	$(0.43)

(1)           Basic and diluted Core EPS (excluding professional fees related to the acquisition of Allied Capital and dilution from the August 2009 follow-on equity offering) is a non-GAAP financial measure. Core EPS (excluding professional fees related to the acquisition of Allied Capital and dilution from the August 2009 follow-on equity offering) is the net per share increase (decrease) in stockholders’ equity resulting from operations less professional fees related to the acquisition of Allied Capital and dilution from the August 2009 follow-on equity offering, realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains. The most directly comparable GAAP financial measure is the net per share increase (decrease) in stockholders’ equity resulting from operations.  Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.